UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 15, 1999

                             TRANSMEDIA EUROPE, INC.
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             (Exact name of Registrant as specified in its charter)

          DELAWARE                                                13-3760219
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                              Indentification No.)

                 11 St. James's Square, London SW1Y 4LB, England
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           (Address of principal executive offices including zip code)

                               011-44-171-930-0706
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                     (Telephone number including area code)

                    TRANSMEDIA EUROPE, INC. AND SUBSIDIARIES
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Item 2. Acquisition or Disposition of Assets

            On June 15, 1999 Transmedia Europe, Inc. (the "Company") and Transmedia Asia Pacific, Inc. ("TMAP") purchased from William D. Marks, Donna M. Marks, Kevin R. Drewyer and Direct Investors, Inc. (collectively the "Sellers") 100% of the membership interests of DSS Direct Connect, L.L.C. ("DBS Direct"). TMAP is a Delaware corporation which has the same directors and officers as the Company. The Company and TMAP have worked closely together for a number of years and are joint owners of a number of member benefit businesses. The Company and TMAP each acquired 50% of the outstanding membership interests of DBS Direct.

            DBS Direct is head quartered in Seattle where it commenced operations in July 1998. DBS Direct has the right, on a preferred basis, to provide localized turn-key sales and installation services for DirecTV and USSB, the leading providers of digital, "direct-to-the-home" multi-channel video programming services. The DBS Direct contracts with DirecTV and its programming partner will allow it to become the first nationwide telemarketing, door-to-door sales, and full-service installer of DirecTV's Digital Broadcast Satellite in the United States. DBS Direct has two contracts with DirecTV and USSB, one covering Single Family Units ("SFU's") and the other covering Multi-Dwelling Units ("MDU's"). The "SFU" contract grants DBS Direct the right to an initial coverage area which includes 12 major metropolitan markets in the United States, representing approximately 25 million television households, or 25% of the total television households in the United States. DirecTV will add additional SFU markets to the DBS Direct SFU coverage upon successful launch of its services in currently contracted markets. The "MDU" contract grants DBS Direct the entire continental United States as its territory, an addition 25 million television households.

            The transaction (the "Acquisition") was consummated pursuant to an Equity Purchase Agreement dated May 10, 1999, as amended June 11, 1999 (the "Acquisition Agreement") among the Company, DBS Direct, the Sellers and TMAP. The consideration paid by the Company for its 50% interest in DBS Direct comprised 4,589,732 shares of the Company's common stock. TMAP paid 4,831,057 shares of its common stock for the remaining 50% of DBS Direct. In addition, the Company and TMAP each contributed $500,000 (five hundred thousand dollars) to the capital of DBS Direct at the closing of the Acquisition. Such capital contribution was used to repay existing indebtedness of DBS Direct. Additionally, the Company and TMAP have agreed to each contribute a further $875,000 (eight hundred seventy five thousand dollars) to the capital of DBS Direct to fund the expansion of its network of sales offices nationally.

            Pursuant to the terms of the Acquisition Agreement, William D. Marks entered into an employment agreement with DBS Direct and joins the board of directors of both the Company and TMAP. The employment agreement is for a period of three years and provides for an annual salary of $175,000. Mr. Marks will serve as President of DBS Direct. The employment agreement also provides for participation in any incentive stock option plans which may be established in the future by the Company and TMAP.

Item 7. Financial Statements and Exhibits

(a) and (b) Financial Statements of the Business Acquired and Pro Forma
            Financial Information

      It is impractical for the Company to provide at this time the audited financial statements and pro forma financial information required in accordance with Rule 210.3-05(b) of Regulation S-X. The Company intends to file such audited financial statements and pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practical, but in any event no later than August 14, 1999.

(c)   Exhibits

      2.1 Equity Purchase Agreement dated May 10, 1999 by and among DSS Direct Connect, L.L.C., William D. Marks, Donna M. Marks, Kevin R. Drewyer, Direct Investors, Inc. Transmedia Europe, Inc. and Transmedia Asia Pacific, Inc., as amended June 11, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSMEDIA EUROPE, INC.


By: /s/ Paul Harrison
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President and Principal Accounting Officer


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